Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF CLAIMS

This Settlement Agreement and Mutual Release (hereinafter “AGREEMENT”) is entered into on this, the 9th day of December, 2019, by, between, and among Innovative Payment Solutions, Inc, a Nevada Corporation (“Company”) and Qpagos Corporation, a Delaware Corporation (“Subsidiary”), on the one hand, and Andrey Novikov (“Claimant”), on the other hand. Company, Subsidiary and the Claimants are hereinafter referred to collectively as “SETTLING PARTIES”. The SETTLING PARTIES enter this AGREEMENT individually, and on behalf of themselves and their respective principals, agents, attorneys, officers, directors, shareholders, servants, representatives, employees, members, partners, subsidiaries, affiliated companies, insurers, predecessors, successors-in-interest and assigns.

The SETTLING PARTIES intend that the terms of this agreement and underlying transactions remain confidential.

1.0	PARTIES’ REPRESENTATIONS

Each SETTLING PARTY represent as follows:

(a) That this AGREEMENT will be binding upon it when executed; and

(b) That the representations set forth herein shall endure forever and shall survive the execution of this AGREEMENT and the settlement, as more fully described below.

2.0	RECITALS

2.1 WHEREAS, it is the intent of the SETTLING PARTIES to fully and finally resolve any and all of the claims between them relating to that certain employment agreement dated May 1, 2015 with an amount due of $156,206.11 In order to preclude any potential future litigation between and among the SETTLING PARTIES, all terms of this AGREEMENT are to be construed so that their meaning will effectuate this intent.

2.2 WHEREAS, the SETTLING PARTIES each recognize that any future litigation among them would require substantial time, effort, and expense unless their claims are settled and terminated between and among them at this time.

2.3 WHEREAS, the SETTLING PARTIES wish to reduce to writing the full terms of their AGREEMENT.

3.0	NO ADMISSION

In making this AGREEMENT, the SETTLING PARTIES do not admit the sufficiency of any claims, allegations, assertions, contentions, or positions of any other party, or the sufficiency of any defenses to any such claims, allegations, assertions, contentions or positions. Further, in making this AGREEMENT, the SETTLING PARTIES agree that the covenants and releases comprising this AGREEMENT are not intended to be admissions of liability, negligence, willful conduct, breach of contract, bad faith conduct or fault of any kind whatsoever. The SETTLING PARTIES hereto desire to resolve the instant action in an amicable fashion. The SETTLING PARTIES have entered into this AGREEMENT in good faith and with the desire to forever settle as between them all claims and to execute a Release as set forth in Paragraph 4.0 below.

AGREEMENT AND RELEASE

WHEREFORE, in consideration of the covenants and agreements expressed herein, and the recitals set forth above, which form a part of, and are incorporated into this AGREEMENT, the parties hereto agree as follows:

4.0	SETTLEMENT TERMS

(a) The Company shall issue Claimant a promissory note, in the amount of $131,906.11;

(b) An outstanding balance of $24,300.00 shall remain with the Subsidiary, which shall be paid by the Subsidiary no later than 30 days from the execution of this agreement;

(c) Each of the Settling Parties hereby release and forever discharges each other, and all of their representatives, agents, employees, heirs, successors, administrators, executors, attorneys, and any parents, affiliates, subsidiaries, officers, directors, shareholders, predecessors and assigns, from any and all claims, counterclaims, demands, notes, setoffs, defenses, accounts, cause and causes of action, tortuous acts, suits, debts, dues, sums of money, losses, liabilities, rights, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, attorneys’ fees, extents, judgments, findings, disputes and executions, of any nature whatsoever, cognizable at law or in equity, and any past, present or future duties, known or unknown, responsibilities or obligations which may have arisen or may in the future arise in connection with or in any manner related to or arising out of the any event or occurrence related to the transaction contemplated in the recital, including but not limited to the employment relationship (“Released Claims”).

(d) The Settling Parties further expressly agree that this Agreement shall be binding upon their successors and assigns and shall inure to the benefit of the Settling Parties and each of them. The Settling Parties further represent that any approvals of this Agreement required to be obtained by each of the Settling Parties have been obtained and that the Settling Parties are expressly or otherwise fully authorized to release and discharge each other as described herein.

(e) Each party acknowledges and agrees that it may later discover facts different from or in addition to those which he now knows or believes to be true in entering into this Settlement Agreement. Each party agrees to assume the risk of the possible discovery of additional or different facts, including facts which may have been concealed or hidden, and agrees that this Settlement Agreement shall remain effective regardless of such additional or different facts.

(f) If any provision of this Settlement Agreement is held to be illegal, invalid or unenforceable under present or future laws, that provision shall be severable and this Settlement Agreement shall be construed and enforced as if that illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision, and there shall be added automatically as part of this Settlement Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

5.0	ENTIRE AGREEMENT

This AGREEMENT constitutes the full and entire AGREEMENT between the SETTLING PARTIES hereto and such Parties acknowledge that there is no other Agreement, oral or written, between the SETTLING PARTIES hereto.

6.0	FINAL AGREEMENT

The parties to this AGREEMENT and each of them, acknowledge that (1) this AGREEMENT and its reduction to final form is the result of extensive good faith negotiations between the parties; (2) the parties have carefully reviewed and examined this AGREEMENT; (3) the parties have had ample opportunity to consult with independent legal counsel; and (4) any statute or rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this AGREEMENT.

7.0	FEES AND COSTS

All parties will bear their own fees and costs concerning preparation and execution of this AGREEMENT and all required definitive agreements. Notwithstanding the foregoing, In the event any dispute, controversy or claim arises out of or in connection with this Settlement Agreement or the Released Claims, the prevailing party shall be entitled to all reasonable attorneys’ fees, costs, and expenses at all trial and appellate levels, including attorneys’ fees, costs, and expenses in all arbitration proceedings, and if applicable incurred in connection with determining the amount of an award of reasonable attorneys’ fees.

8.0	NO INDUCEMENT

Each SETTLING PARTY expressly warrants and represents that, in executing this AGREEMENT, it is not relying upon any representation, promise, inducement or statement made by or on behalf of any of the other persons or entities which/who are parties to this AGREEMENT. Nor is any party relying on any omission or the absence of any statement, representation, promise or inducement not made herein. Each party hereto expressly waives any right it might ever have to claim that this AGREEMENT was in any way induced by fraud.

9.0	NON DISPARAGEMENT.

The Company, its officers, directors and employees, and the Claimant each agree that they shall not defame or publicly disparage the other party concerning the subject matter of this Agreement, the issues that led up thereto or the conduct of the Company’s business. Claimant may continue to holder himself out as a former co-founder of the Company, though. Claimant further agrees Agreement not to publish any information of any kind about the Company, its officers, directors and employees in any form, including in any writing, video, social media or any other form whatsoever.

10.0	MODIFICATIONS

This AGREEMENT may not be amended or modified, except by a written instrument executed by the parties affected by such amendment to this AGREEMENT.

11.0	COUNTERPARTS

This AGREEMENT may be executed in counterparts with the same effect as if all original signatures were placed on one document, and which, when taken together, shall constitute one original agreement.

12.0	PARAGRAPH HEADINGS

Paragraph headings are for reference only and shall not affect the interpretation of any paragraph hereto.

13.0	PARTIAL INVALIDITY

Each provision of this AGREEMENT is valid and enforceable to the fullest extent permitted by law. If any provision of this AGREEMENT, or the application of such provision to any person or circumstance, is deemed to be invalid or unenforceable, the remainder of this AGREEMENT, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, is not affected by such invalidity or unenforceability, unless such provision or application of such provision is essential to this AGREEMENT.

14.0	APPLICABLE LAW

This AGREEMENT is made and entered into in the State of Nevada and shall be deemed to have been executed and delivered within the State of Nevada, and the rights and obligations of the parties hereunder shall be governed by, and construed, and enforced in accordance with the laws of the State of California without regard to its conflict of laws principles.

15.0	NON-ASSIGNMENT

The SETTLING PARTIES hereby warrant that they are the legal owners of the RELEASED CLAIMS described and being released herein and have not assigned all or any portion of the claims to any person or entity. The SETTLING PARTIES further expressly agree to defend, protect, indemnify and hold each other harmless if any person, firm or corporation shall assert or attempt to assert any claims against either one of the SETTLING PARTIES by reason of the foregoing matters.

16.0	EFFECTIVE DATE

The Parties hereto deem this AGREEMENT to be effective as of the date that the AGREEMENT is fully executed by all Parties.

IN WITNESS WHEREOF, the undersigned have executed this AGREEMENT and mutual release on the date affixed by their signature.

Innovative Payment Solutions, Inc.,
a Nevada corporation

/s/ William Corbett
By: William Corbett, CEO

QPAGOS Corporation
a Delaware corporation

/s/ Gaston Pereira
By: Gaston Pereira, President

/s/ Andrey Novikov
Andrey Novikov

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